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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 4 to Registration Statement No. 333-156867 on Form N-4 of our report dated March 29, 2012, relating to the financial statements and financial highlights comprising each of the Subaccounts of MetLife of CT Separate Account QPN for Variable Annuities and our report dated March 22, 2012 relating to the consolidated financial statements and financial statement schedules of MetLife Insurance Company of Connecticut and subsidiaries (the "Company") (which report expresses an unqualified opinion and includes an explanatory paragraph referring to changes in the Company's method of accounting for the recognition and presentation of other-than-temporary impairment losses for certain investments as required by accounting guidance adopted on April 1, 2009), both appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading "Independent Registered Public Accounting Firm" also in such Statement of Additional Information.

/s/ DELOITTE & TOUCHE LLP

Tampa, Florida
April 4, 2012